Exhibit 99.1

Media Relations: Brian Beades 212-810-5596	Investor Relations: Tom Wojcik 212-810-8127

BlackRock Reports Quarterly Diluted EPS of $4.19, or $4.15 as adjusted

$3.857 Trillion in assets under management at June 30, 2013, up 8% year over year

•	Record base fees of $2.2 billion for the quarter

•	Operating income growth of 2% from 2012, or 18% as adjusted, drove adjusted operating margin expansion

•	Continued commitment to sound capital management with $250 million of quarterly share repurchases

•

Funded new charitable foundation to focus on giving back to communities where BlackRock operates, including, among other things, helping to promote financial education for low-income families and individuals

New York, July 18, 2013 — BlackRock, Inc. (NYSE:BLK) today reported second quarter 2013 diluted EPS of $4.19, up 36% from a year ago. Revenue increased 11% from the second quarter 2012, reflecting growth in markets, long-dated net new business and higher performance fees. Operating income for the second quarter 2013 was $849 million with an operating margin of 34.2%. In connection with the PennyMac IPO during the second quarter 2013, the Company recorded a non-cash, non-operating pre-tax gain of $39 million related to the carrying value of the Company’s equity method investment. Subsequent to the PennyMac IPO, the Company contributed 6.1 million units of its PennyMac investment to a new Donor Advised Fund (“DAF”) (the “Charitable Contribution”). The Charitable Contribution resulted in an operating expense of $124 million, offset by an $80 million non-cash, non-operating pre-tax gain on the contributed units and a tax benefit of approximately $57 million.

As adjusted results(1): Second quarter 2013 diluted EPS of $4.15 improved 34% and operating income of $982 million rose 18% compared with the second quarter 2012. Diluted EPS included operating income of $4.10 per diluted share and net non-operating income of $0.05 per diluted share, including the $39 million non-cash, pre-tax gain related to the PennyMac IPO. The financial impact related to the Charitable Contribution has been excluded from as adjusted results. Operating margin of 41.3% in the second quarter 2013 rose 210 bps from the second quarter 2012. Compared with the first quarter 2013, operating margin rose 130 bps, reflecting growth in base fees, lower payroll taxes and lower organizational costs, partially offset by lower performance fees and higher brand campaign costs.

“Our second quarter results, which reflect adjusted operating income up 18% year-over-year, once again highlight the strength of our globally diversified multi-client platform that was built to deliver in all market environments,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “During the quarter we generated record base fees and $11.9 billion in long-dated net new business across a broad range of products, including 11 funds that each raised more than $1 billion. These funds showcased the diversity of our offering, with representation across all major asset classes, client segments and geographies. Results were driven by global demand from retail and institutional clients for multi-asset class, unconstrained fixed income and retail alternative products. Our strong product capabilities in the retail alternative mutual fund space, coupled with our broad distribution platform, uniquely position us in this high growth segment, where second quarter net flows of $1.1 billion drove sequential quarter AUM growth of 72%.”

The table below presents AUM and a comparison of GAAP and as adjusted results for certain financial measures:

AUM, GAAP and as adjusted results
(Dollar amounts in millions, except per share data)						Six Months Ended June 30,
	Q2 2013	Q2 2012	Change	Q1 2013	Change	2013	2012	Change
AUM	$3,857,007	$3,559,934	8%	$3,936,409	(2%)	$3,857,007	$3,559,934	8%
GAAP basis:
Revenue	$2,482	$2,229	11%	$2,449	1%	$4,931	$4,478	10%
Operating income	$849	$829	2%	$909	(7%)	$1,758	$1,644	7%
Operating margin	34.2%	37.2%	(300 bps)	37.1%	(290 bps)	35.7%	36.7%	(100 bps)
Net income(2)	$729	$554	32%	$632	15%	$1,361	$1,126	21%
Diluted EPS	$4.19	$3.08	36%	$3.62	16%	$7.81	$6.22	26%
Weighted average diluted shares	173,873,583	179,590,702	(3%)	174,561,132	—%	174,268,870	180,753,515	(4%)
As Adjusted:
Operating income(1)	$982	$832	18%	$921	7%	$1,903	$1,657	15%
Operating margin(1)	41.3%	39.2%	210 bps	40.0%	130 bps	40.6%	38.9%	170 bps
Net income(1)(2)	$722	$558	29%	$637	13%	$1,359	$1,133	20%
Diluted EPS(1)	$4.15	$3.10	34%	$3.65	14%	$7.80	$6.26	25%

(1)

See notes (a) through (f) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 13 through 16 for more information on as adjusted items and the reconciliation to GAAP.

(2)	Net income represents net income attributable to BlackRock, Inc.

“While markets were volatile this quarter, not all investor behavior was uniform. Our largest institutional investors remain committed to their long-term investment strategies, while trading-oriented clients once again turned to iShares as a highly effective tool to quickly and efficiently adjust their market exposures. iShares flows were driven by clients stepping back from emerging markets equities and long duration fixed income, though outflows in those products were largely offset by flows into the Core Series and our Minimum Volatility suite, resulting in net outflows from iShares of $1 billion for the quarter. Our products provided liquidity and transparency for our clients worldwide, and the record volume of trading in certain of our products reflects our position as the premier provider of highly liquid ETFs.

“We are also seeing the early stages of a rotation within fixed income as investors increasingly focus on the duration of their fixed income portfolios, with flows moving into actively managed, unconstrained products. We have top quartile performance in these areas, with flagship funds like Multi-Asset Income and Strategic Income Opportunities each gathering more than $1 billion in new assets. We continue to leverage our diverse distribution capabilities to deliver superior products to our retail clients, and deepen and develop institutional relationships, as clients look to us to evaluate risk and provide solutions.

“As we highlighted at our inaugural Investor Day, we see a number of exciting growth opportunities across the firm and are continuing our commitment to finding innovative solutions to serve our clients’ needs in changing market conditions. This commitment to innovation is illustrated by the launch of our new iSharesBonds series in April combining the advantages of traditional bonds and ETFs and providing our clients a tool to simplify their fixed income portfolio while managing duration risk. In the second quarter, we also provided funding for a new charitable initiative that will launch in 2014 and deepen our commitment to public responsibility that has always been fundamental to our business.

“We have built a unique platform at BlackRock that is differentiated by the diversity of our clients, geographies and investment strategies, all underpinned with risk management powered by Aladdin. That platform drove more than $51 billion in long-dated net new business in the first half of the year, and we believe it positions us to continue to deliver both for our clients and our shareholders across market cycles.”

Second Quarter Business Highlights

The following table presents net inflows, AUM, base fees and business mix by client and product type:

Net inflows, AUM, base fees and business mix, by client type
(Dollar amounts in millions)	Q2 2013 Net Inflows	June 30, 2013 AUM	Q2 2013 Base Fees	June 30, 2013 AUM % of Total	Q2 2013 Base Fees % of Total
Retail	$5,076	$414,379	$697	12%	33%
iShares	(963)	774,397	723	22%	35%
Institutional:
Active	1,317	861,231	450	24%	21%
Index	6,477	1,514,448	224	42%	11%

Total institutional	7,794	2,375,679	674	66%	32%

Total long-term	$11,907	$3,564,455	$2,094	100%	100%

Net inflows, AUM, base fees and business mix, by product type
(Dollar amounts in millions)	Q2 2013 Net Inflows	June 30, 2013 AUM	Q2 2013 Base Fees	June 30, 2013 AUM % of Total	Q2 2013 Base Fees % of Total
Equity	($348)	$1,973,115	$1,177	55%	56%
Fixed income	5,101	1,205,359	503	34%	24%
Multi-asset	11,051	289,305	253	8%	12%
Alternatives	(3,897)	96,676	161	3%	8%

Total long-term	$11,907	$3,564,455	$2,094	100%	100%

Net long-term inflows of $10.5 billion and $3.7 billion from clients in EMEA and Asia-Pacific, respectively, were offset by net outflows of $2.3 billion from Americas (defined as the United States, Caribbean, Canada, Latin America and Iberia) clients. At June 30, 2013, BlackRock managed 61% of long-term AUM for investors in the Americas and 39% for international clients.

•

Retail net long-term inflows of $5.1 billion globally included net inflows of $3.5 billion in the United States and $1.4 billion in EMEA. Growth was largely driven by a strong interest in unconstrained fixed income and multi-asset income offerings. Flagship funds in these areas include our Strategic Income Opportunities and Multi-Asset Income funds, each of which raised over $1 billion in assets during the quarter. Alternative mutual funds also had a strong quarter, with $1.1 billion of net inflows, representing 72% AUM growth over the prior quarter.

•

iShares net long-term outflows of $1.0 billion included U.S. iShares net long-term outflows of $3.6 billion due to outflows of $7.2 billion, $2.0 billion and $2.1 billion from our flagship emerging markets equity, fixed income and commodities funds, respectively. These outflows more than offset positive flows of $3.6 billion into the Core Series and $2.0 billion into Minimum Volatility equity funds in the United States and $2.2 billion of equity inflows into European iShares.

•

Institutional active net long-term inflows of $1.3 billion reflected strong flows of $8.8 billion into multi-asset class products, driven by continued demand for our LifePath target date suite, which had net inflows of $4.0 billion. Flows were partially offset by combined equity and fixed income net outflows of $4.2 billion, and active currency redemptions of $2.0 billion.

•	Institutional index net long-term inflows of $6.5 billion were primarily driven by demand for local currency fixed income products in EMEA and for global bond mandates in Asia-Pacific.

Cash management AUM decreased 3%, or $8.8 billion, to $252.6 billion.

Advisory AUM decreased 13% to $40.0 billion due to planned portfolio liquidations.

Investment performance as of June 30, 2013 is presented in the following table:

Investment performance
	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed products above benchmark or peer median
Taxable	76%	80%	70%
Tax-exempt	57%	66%	74%
Passively managed products within or above tolerance	94%	95%	87%

Equity:
Actively managed products above benchmark or peer median
Fundamental	42%	37%	42%
Scientific	82%	94%	60%
Passively managed products within or above tolerance	95%	97%	95%

Second Quarter Financial Highlights

PennyMac IPO. At March 31, 2013, BlackRock held an approximately one-third economic equity interest in Private National Mortgage Acceptance Company, LLC (“PNMAC”), which is accounted for as an equity method investment. On May 8, 2013, PennyMac Financial Services, Inc. (“PennyMac”) became the sole managing member of PNMAC in connection with an initial public offering of PennyMac (the “PennyMac IPO”). As a result of the PennyMac IPO, BlackRock recorded a non-cash, non-operating pre-tax gain of $39 million related to the carrying value of its equity method investment. BlackRock was not a seller in the PennyMac IPO.

Charitable Contribution. Subsequent to the PennyMac IPO, the Company made a Charitable Contribution of approximately six million units of its PennyMac investment to a new DAF in the second quarter. The fair value of the Charitable Contribution was $124 million and is included in general and administration expenses on the condensed consolidated statement of income. In connection with the Charitable Contribution, the Company also recorded a non-cash, non-operating pre-tax gain of $80 million related to the contributed investment and a tax benefit of approximately $57 million.

The Company will continue to account for its remaining approximately 20% interest (approximately 16 million units) in PennyMac as an equity method investment.

The general and administration expenses, non-operating gain and associated tax benefit related to the Charitable Contribution have been excluded from as adjusted results, among other items. For more information on as adjusted items and the reconciliation to GAAP, see notes to the Condensed Consolidated Statements of Income.

The new charitable fund will launch in 2014 and support BlackRock’s philanthropic initiatives to give back to the communities in which the Company operates, including, among other things, helping to promote financial education for low-income families and individuals.

Comparison of the Second Quarter 2013 to the Second Quarter 2012

The following discusses the Company’s results on a GAAP basis:

Operating income: Operating income was $849 million compared with $829 million in the prior year. The current quarter included the $124 million expense related to the Charitable Contribution.

Revenue of $2.5 billion increased $253 million from $2.2 billion in the prior year, primarily due to the following:

•

Investment advisory, administration fees and securities lending revenue of $2.2 billion increased $187 million from the prior year due to growth in long-term average AUM. Securities lending fees were $136 million in the current quarter and $157 million in the prior year quarter. The decrease in securities lending fees was driven primarily by lower spreads.

•	Performance fees of $89 million increased $48 million, primarily reflecting higher fees from alternative products.

•

BlackRock Solutions® and advisory revenue totaled $138 million, including $98 million of revenue from the Aladdin® business, compared with $131 million in the prior year quarter, which included $95 million of Aladdin business revenue. The increase primarily reflected higher revenue from Aladdin mandates and higher one-time revenue from advisory assignments.

Total operating expenses of $1.6 billion increased $233 million and included the previously mentioned $124 million related to the Charitable Contribution. Results were primarily driven by the following:

•	Employee compensation and benefits increased $78 million, reflecting higher incentive compensation driven by higher operating income, including higher performance fees.

•	Direct fund expenses increased $18 million, reflecting an increase in average AUM where BlackRock pays certain non-advisory expenses of the funds.

•	General and administration expenses increased $141 million, largely driven by the $124 million related to the Charitable Contribution.

Non-operating income (expense): Non-operating income, net of non-controlling interests, was $92 million compared with $46 million non-operating expense in the prior year quarter. The current quarter included the $39 million gain related to the PennyMac IPO, the $80 million gain related to the Charitable Contribution and $22 million of net positive marks, offset by $49 million of net interest expense.

Income tax expense: Income tax expense totaled $212 million and $229 million for the second quarter 2013 and 2012, respectively. The GAAP effective income tax rate was 22.5% compared with 29.3% for the prior year quarter. The current quarter included the approximately $57 million tax benefit recognized in connection with the Charitable Contribution. In addition, the current quarter included a tax benefit of approximately $29 million, primarily due to the realization of loss carryforwards.

The current quarter as adjusted effective tax rate of 27.3% excluded the $57 million tax benefit related to the Charitable Contribution and included the above mentioned tax benefit of $29 million. Excluding the $29 million tax benefit, the as adjusted effective tax rate was 30.2%.

Comparison of the Second Quarter 2013 to the First Quarter 2013

The following discusses the Company’s results on a GAAP basis:

Operating income: Operating income was $849 million compared with $909 million in the prior quarter. The current quarter included the $124 million expense related to the Charitable Contribution.

Revenue of $2.5 billion increased $33 million from $2.4 billion in the prior quarter, primarily due to the following:

•

Investment advisory, administration fees and securities lending revenue of $2.2 billion increased $48 million, driven by higher long-term average AUM, the effect of one additional revenue day in the quarter and seasonally higher securities lending fees. Securities lending fees were $136 million and $112 million in the second quarter and first quarter, respectively. The increase in securities lending fees was driven by higher seasonal demand.

•	Performance fees were $89 million compared with $108 million in the first quarter, primarily reflecting seasonally lower performance fees from alternative products.

•

BlackRock Solutions and advisory revenue of $138 million, including $98 million of revenue from the Aladdin business, compared with $126 million in the first quarter, which included $99 million of Aladdin business revenue. The increase primarily reflected higher revenue from advisory assignments.

Total operating expenses of $1.6 billion increased $93 million and included the previously mentioned $124 million related to the Charitable Contribution. Results were primarily driven by the following:

•

Employee compensation and benefits decreased $41 million, primarily reflecting lower organizational alignment costs and seasonally lower payroll taxes, partially offset by higher incentive compensation.

•

General and administration expenses increased $134 million, primarily due to the $124 million related to the Charitable Contribution, higher brand campaign costs and foreign currency remeasurement. The increase was partially offset by the non-recurrence of closed-end fund launch costs of $16 million (excluding $2 million included in employee compensation and benefits expense) recorded in the previous quarter.

Non-operating income (expense): Non-operating income, net of non-controlling interests, was $92 million compared with $7 million in the first quarter. The current quarter included the $39 million gain related to the PennyMac IPO and the $80 million gain related to the Charitable Contribution, partially offset by lower positive marks primarily on distressed credit/mortgage funds and private equity fund co-investments.

Income tax expense: Income tax expense totaled $212 million and $284 million for the second quarter 2013 and first quarter 2013, respectively. The GAAP effective income tax rate was 22.5% compared with 31.0% for the first quarter. The current quarter included the approximately $57 million tax benefit recognized in connection with the Charitable Contribution. In addition, the current quarter included a tax benefit of approximately $29 million, primarily due to the realization of loss carryforwards.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary Shedlin, will host a teleconference call for investors and analysts on Thursday, July 18, 2013, at 9:00 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 9:00 a.m. and reference the BlackRock Conference Call (ID Number 14878195). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Thursday, July 18, 2013 and ending at midnight on Thursday, August 1, 2013. To access the replay of the teleconference, callers from the United States should dial (800) 585-8367 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 14878195. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At June 30, 2013, BlackRock’s AUM was $3.857 trillion. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of June 30, 2013, the firm had approximately 10,700 employees in 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data), (unaudited)

	Three Months Ended June 30,		$ Change	Three Months Ended March 31, 2013	$ Change
	2013	2012
Revenue
Investment advisory, administration fees and securities lending revenue	$2,177	$1,990	$187	$2,129	$48
Investment advisory performance fees	89	41	48	108	(19)
BlackRock Solutions and advisory	138	131	7	126	12
Distribution fees	18	20	(2)	17	1
Other revenue	60	47	13	69	(9)

Total revenue	2,482	2,229	253	2,449	33

Expenses
Employee compensation and benefits	864	786	78	905	(41)
Distribution and servicing costs	90	93	(3)	91	(1)
Amortization of deferred sales commissions	12	14	(2)	12	—
Direct fund expenses	162	144	18	161	1
General and administration	465	324	141	331	134
Amortization of intangible assets	40	39	1	40	—

Total expenses	1,633	1,400	233	1,540	93

Operating income	849	829	20	909	(60)
Non-operating income (expense)
Net gain (loss) on investments	141	(7)	148	62	79
Net gain (loss) on consolidated variable interest entities	(23)	11	(34)	27	(50)
Interest and dividend income	4	8	(4)	6	(2)
Interest expense	(53)	(52)	(1)	(54)	1

Total non-operating income (expense)	69	(40)	109	41	28

Income before income taxes	918	789	129	950	(32)
Income tax expense	212	229	(17)	284	(72)

Net income	706	560	146	666	40
Less:
Net income (loss) attributable to non-controlling interests	(23)	6	(29)	34	(57)

Net income attributable to BlackRock, Inc.	$729	$554	$175	$632	$97

Weighted-average common shares outstanding (f)
Basic	170,648,731	177,010,239	(6,361,508)	171,301,800	(653,069)
Diluted	173,873,583	179,590,702	(5,717,119)	174,561,132	(687,549)
Earnings per share attributable to BlackRock, Inc. common stockholders (e) (f)
Basic	$4.27	$3.13	$1.14	$3.69	$0.58
Diluted	$4.19	$3.08	$1.11	$3.62	$0.57
Cash dividends declared and paid per share	$1.68	$1.50	$0.18	$1.68	$0.00
Supplemental information:
AUM (end of period)	$3,857,007	$3,559,934	$297,073	$3,936,409	($79,402)
Shares outstanding (end of period)	170,285,093	172,901,037	(2,615,944)	171,102,532	(817,439)
GAAP:
Operating margin	34.2%	37.2%	(300) bps	37.1%	(290) bps
Effective tax rate	22.5%	29.3%	(680) bps	31.0%	(850) bps
As adjusted:
Operating income (a)	$982	$832	$150	$921	$61
Operating margin (a)	41.3%	39.2%	210 bps	40.0%	130 bps
Non-operating income (expense), less net income (loss) attributable to non-controlling interests (b)	$12	($43)	$55	$3	$9
Net income attributable to BlackRock, Inc. (c) (d)	$722	$558	$164	$637	$85
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (c) (d) (e) (f)	$4.15	$3.10	$1.05	$3.65	$0.50
Effective tax rate	27.3%	29.3%	(200) bps	31.0%	(370) bps

See notes (a) through (f) on pages 13-16 for more information on as adjusted items and the reconciliation to GAAP.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data), (unaudited)

	Six Months Ended June 30,		$ Change
	2013	2012
Revenue

Investment advisory, administration fees and securities lending revenue	$4,306	$3,967	$339
Investment advisory performance fees	197	121	76
BlackRock Solutions and advisory	264	254	10
Distribution fees	35	39	(4)
Other revenue	129	97	32

Total revenue	4,931	4,478	453

Expenses
Employee compensation and benefits	1,769	1,611	158
Distribution and servicing costs	181	188	(7)
Amortization of deferred sales commissions	24	30	(6)
Direct fund expenses	323	296	27
General and administration	796	631	165
Amortization of intangible assets	80	78	2

Total expenses	3,173	2,834	339

Operating income	1,758	1,644	114

Non-operating income (expense)
Net gain (loss) on investments	203	68	135
Net gain (loss) on consolidated variable interest entities	4	(1)	5
Interest and dividend income	10	17	(7)
Interest expense	(107)	(101)	(6)

Total non-operating income (expense)	110	(17)	127

Income before income taxes	1,868	1,627	241
Income tax expense	496	492	4

Net income	1,372	1,135	237
Less:
Net income (loss) attributable to non-controlling interests	11	9	2

Net income attributable to BlackRock, Inc.	$1,361	$1,126	$235

Weighted-average common shares outstanding (f)
Basic	170,973,462	178,016,539	(7,043,077)
Diluted	174,268,870	180,753,515	(6,484,645)

Earnings per share attributable to BlackRock, Inc. common stockholders (e) (f)
Basic	$7.96	$6.32	$1.64
Diluted	$7.81	$6.22	$1.59
Cash dividends declared and paid per share	$3.36	$3.00	$0.36
Supplemental information:
AUM (end of period)	$3,857,007	$3,559,934	$297,073
Shares outstanding (end of period)	170,285,093	172,901,037	(2,615,944)
GAAP:
Operating margin	35.7%	36.7%	(100) bps
Effective tax rate	26.7%	30.4%	(370) bps
As adjusted:
Operating income (a)	$1,903	$1,657	$246
Operating margin (a)	40.6%	38.9%	170 bps
Non-operating income (expense), less net income (loss) attributable to non-controlling interests (b)	$15	($28)	$43
Net income attributable to BlackRock, Inc. (c) (d)	$1,359	$1,133	$226
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (c) (d) (e) (f)	$7.80	$6.26	$1.54
Effective tax rate	29.1%	30.4%	(130) bps

See notes (a) through (f) on pages 13-16 for more information on as adjusted items and the reconciliation to GAAP.

Assets Under Management

(Dollar amounts in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product

	March 31, 2013	Net subscriptions (redemptions) (1)	Market appreciation (depreciation)	Foreign exchange (2)	June 30, 2013	Q2 2013 Average AUM(3)

Retail:
Equity	$169,402	$(1,753)	$(6,068)	$(140)	$161,441	$167,174
Fixed income	143,711	2,636	(4,778)	(28)	141,541	144,877
Multi-asset	97,373	2,489	(501)	(256)	99,105	99,237
Alternatives	10,655	1,704	(66)	(1)	12,292	11,321

Retail subtotal	421,141	5,076	(11,413)	(425)	414,379	422,609
iShares:
Equity	588,694	2,655	(12,922)	(1,159)	577,268	592,653
Fixed income	189,501	(1,449)	(6,921)	(188)	180,943	190,060
Multi-asset	1,035	99	(21)	(6)	1,107	1,094
Alternatives	23,546	(2,268)	(6,188)	(11)	15,079	19,187

iShares subtotal	802,776	(963)	(26,052)	(1,364)	774,397	802,994
Institutional:
Active:
Equity	130,138	(2,938)	361	(1,136)	126,425	130,545
Fixed income	505,391	(1,269)	(11,982)	(1,650)	490,490	502,573
Multi-asset	175,524	8,778	(4,064)	72	180,310	179,882
Alternatives	67,688	(3,254)	26	(454)	64,006	65,835

Active subtotal	878,741	1,317	(15,659)	(3,168)	861,231	878,835
Index:
Equity	1,104,361	1,688	8,013	(6,081)	1,107,981	1,121,347
Fixed income	406,930	5,183	(16,497)	(3,231)	392,385	406,456
Multi-asset	9,634	(315)	(339)	(197)	8,783	9,358
Alternatives	5,672	(79)	(292)	(2)	5,299	5,514

Index subtotal	1,526,597	6,477	(9,115)	(9,511)	1,514,448	1,542,675

Long-term	3,629,255	11,907	(62,239)	(14,468)	3,564,455	3,647,113

Cash management	261,329	(8,829)	30	32	252,562
Advisory (4)	45,825	(4,891)	(114)	(830)	39,990

Total	$3,936,409	$(1,813)	$(62,323)	$(15,266)	$3,857,007

Current Quarter Component Changes by Product

	March 31, 2013	Net subscriptions (redemptions) (1)	Market appreciation (depreciation)	Foreign exchange (2)	June 30, 2013	Q2 2013 Average AUM(3)

Equity:
Active	$291,759	$(4,333)	$(5,863)	$(1,231)	$280,332	$290,002
iShares	588,694	2,655	(12,922)	(1,159)	577,268	592,653
Fixed income:
Active	648,865	1,367	(16,754)	(1,670)	631,808	647,218
iShares	189,501	(1,449)	(6,921)	(188)	180,943	190,060
Multi-asset	283,566	11,051	(4,925)	(387)	289,305	289,571
Alternatives:
Core	69,943	406	56	(178)	70,227	70,146
Currency and commodities (5)	37,618	(4,303)	(6,576)	(290)	26,449	31,711

Sub-total	2,109,946	5,394	(53,905)	(5,103)	2,056,332	2,111,361
Non-ETF Index:
Equity	1,112,142	1,330	8,169	(6,126)	1,115,515	1,129,064
Fixed income	407,167	5,183	(16,503)	(3,239)	392,608	406,688

Sub-total Non-ETF Index	1,519,309	6,513	(8,334)	(9,365)	1,508,123	1,535,752

Long-term	$3,629,255	$11,907	$(62,239)	$(14,468)	$3,564,455	$3,647,113

(1)	Amounts include distributions representing return of capital and return on investment to investors.
(2)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four, seven and thirteen months for quarter-to-date, year-to-date and year-over-year periods, respectively.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares.

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Assets Under Management

(Dollar amounts in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product

	December 31, 2012	Net subscriptions (redemptions) (1)	Market appreciation (depreciation)	Foreign exchange (2)	June 30, 2013	Year-to-Date Average AUM(3)

Retail:
Equity	$164,748	$(2,364)	$960	$(1,903)	$161,441	$167,598
Fixed income	138,425	8,073	(4,671)	(286)	141,541	143,014
Multi-asset	90,626	5,379	3,511	(411)	99,105	96,577
Alternatives	9,685	2,783	(16)	(160)	12,292	10,718

Retail subtotal	403,484	13,871	(216)	(2,760)	414,379	417,907
iShares:
Equity	534,648	28,934	16,952	(3,266)	577,268	579,771
Fixed income	192,852	(2,465)	(7,883)	(1,561)	180,943	190,317
Multi-asset	869	228	18	(8)	1,107	1,032
Alternatives	24,337	(2,066)	(7,149)	(43)	15,079	21,466

iShares subtotal	752,706	24,631	1,938	(4,878)	774,397	792,586
Institutional:
Active:
Equity	129,024	(8,582)	10,670	(4,687)	126,425	130,167
Fixed income	518,102	(9,043)	(10,308)	(8,261)	490,490	507,546
Multi-asset	166,708	14,607	2,563	(3,568)	180,310	175,733
Alternatives	70,861	(5,965)	668	(1,558)	64,006	67,684

Active subtotal	884,695	(8,983)	3,593	(18,074)	861,231	881,130
Index:
Equity	1,017,081	15,335	98,571	(23,006)	1,107,981	1,093,366
Fixed income	409,943	5,956	(6,038)	(17,476)	392,385	406,494
Multi-asset	9,545	(133)	108	(737)	8,783	9,447
Alternatives	4,912	675	(128)	(160)	5,299	5,376

Index subtotal	1,441,481	21,833	92,513	(41,379)	1,514,448	1,514,683

Long-term	3,482,366	51,352	97,828	(67,091)	3,564,455	3,606,306

Cash management	263,743	(8,663)	131	(2,649)	252,562
Advisory (4)	45,479	(4,002)	(175)	(1,312)	39,990

Total	$3,791,588	$38,687	$97,784	$(71,052)	$3,857,007

Year-to-Date Component Changes by Product

	December 31, 2012	Net subscriptions (redemptions) (1)	Market appreciation (depreciation)	Foreign exchange (2)	June 30, 2013	Year-to-Date Average AUM(3)

Equity:
Active	$287,215	$(11,208)	$10,870	$(6,545)	$280,332	$290,339
iShares	534,648	28,934	16,952	(3,266)	577,268	579,771
Fixed income:
Active	656,331	(1,013)	(14,971)	(8,539)	631,808	650,337
iShares	192,852	(2,465)	(7,883)	(1,561)	180,943	190,317
Multi-asset	267,748	20,081	6,200	(4,724)	289,305	282,789
Alternatives:
Core	68,367	1,917	853	(910)	70,227	69,743
Currency and commodities (5)	41,428	(6,490)	(7,478)	(1,011)	26,449	35,501

Sub-total	2,048,589	29,756	4,543	(26,556)	2,056,332	2,098,797
Non-ETF Index:
Equity	1,023,638	15,597	99,331	(23,051)	1,115,515	1,100,792
Fixed income	410,139	5,999	(6,046)	(17,484)	392,608	406,717

Sub-total Non-ETF Index	1,433,777	21,596	93,285	(40,535)	1,508,123	1,507,509

Long-term	$3,482,366	$51,352	$97,828	$(67,091)	$3,564,455	$3,606,306

(1)	Amounts include distributions representing return of capital and return on investment to investors.
(2)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)

Monthly average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four, seven and thirteen months for quarter-to-date, year-to-date and year-over-year periods, respectively.

(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares.

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Assets Under Management

(Dollar amounts in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

	June 30, 2012	Net subscriptions (redemptions) (1) (7)	Market appreciation (depreciation) (6)	Foreign exchange (2)	June 30, 2013	Thirteen Month Average AUM(3)

Retail:
Equity	$154,835	$(4,034)	$11,529	$(889)	$161,441	$164,129
Fixed income	123,397	18,566	(318)	(104)	141,541	137,629
Multi-asset	86,372	5,194	7,867	(328)	99,105	92,859
Alternatives	9,404	2,890	54	(56)	12,292	10,084

Retail subtotal	374,008	22,616	19,132	(1,377)	414,379	404,701
iShares:
Equity	443,311	79,522	54,978	(543)	577,268	531,848
Fixed income	180,355	5,205	(4,478)	(139)	180,943	188,715
Multi-asset	712	353	47	(5)	1,107	921
Alternatives	20,530	430	(5,883)	2	15,079	22,375

iShares subtotal	644,908	85,510	44,664	(685)	774,397	743,859
Institutional:
Active:
Equity	126,589	(18,057)	21,518	(3,625)	126,425	128,982
Fixed income	507,449	(16,332)	6,672	(7,299)	490,490	512,356
Multi-asset	147,409	20,952	12,591	(642)	180,310	166,299
Alternatives	68,547	(10,935)	8,207	(1,813)	64,006	68,920

Active subtotal	849,994	(24,372)	48,988	(13,379)	861,231	876,557
Index:
Equity	917,948	29,032	180,976	(19,975)	1,107,981	1,032,973
Fixed income	454,875	(57,990)	5,285	(9,785)	392,385	417,844
Multi-asset	8,594	267	837	(915)	8,783	9,240
Alternatives	5,091	411	(112)	(91)	5,299	5,247

Index subtotal	1,386,508	(28,280)	186,986	(30,766)	1,514,448	1,465,304

Long-term	3,255,418	55,474	299,770	(46,207)	3,564,455	3,490,421

Cash management	239,471	12,821	737	(467)	252,562
Advisory (4)	65,045	(24,030)	(655)	(370)	39,990

Total	$3,559,934	$44,265	$299,852	$(47,044)	$3,857,007

Year-over-Year Component Changes by Product

	June 30, 2012	Net subscriptions (redemptions) (1) (7)	Market appreciation (depreciation) (6)	Foreign exchange (2)	June 30, 2013	Thirteen Month Average AUM(3)

Equity:
Active	$274,670	$(21,726)	$31,878	$(4,490)	$280,332	$286,206
iShares	443,311	79,522	54,978	(543)	577,268	531,848
Fixed income:
Active	630,639	2,205	6,359	(7,395)	631,808	649,768
iShares	180,355	5,205	(4,478)	(139)	180,943	188,715
Multi-asset	243,087	26,766	21,342	(1,890)	289,305	269,319
Alternatives:
Core	63,575	(1,053)	8,356	(651)	70,227	68,110
Currency and commodities (5)	39,997	(6,151)	(6,090)	(1,307)	26,449	38,516

Sub-total	1,875,634	84,768	112,345	(16,415)	2,056,332	2,032,482
Non-ETF Index:
Equity	924,702	28,667	182,145	(19,999)	1,115,515	1,039,878
Fixed income	455,082	(57,961)	5,280	(9,793)	392,608	418,061

Sub-total Non-ETF Index	1,379,784	(29,294)	187,425	(29,792)	1,508,123	1,457,939

Long-term	$3,255,418	$55,474	$299,770	$(46,207)	$3,564,455	$3,490,421

(1)	Amounts include distributions representing return of capital and return on investment to investors.
(2)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)

Monthly average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four, seven and thirteen months for quarter-to-date, year-to-date and year-over-year periods, respectively.

(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares.
(6)	Amounts include $6.1 billion of AUM acquired from Swiss Re Private Equity Partners in September 2012.
(7)	Amounts include the effect of a single low-fee fixed income passive outflow of $74.2 billion in third quarter 2012.

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Summary of Revenues

(Dollar amounts in millions), (unaudited)

	Three Months Ended June 30,		$ Change	Three Months Ended March 31, 2013	$ Change	Six Months Ended June 30,		$ Change
	2013	2012				2013	2012

Investment advisory, administration fees and securities lending revenue
Equity:
Active	$432	$429	$3	$433	($1)	$865	$882	($17)
iShares	584	467	117	571	13	1,155	940	215
Fixed income:
Active	322	285	37	312	10	634	564	70
iShares	120	107	13	116	4	236	205	31
Multi-asset	253	236	17	248	5	501	479	22
Alternatives:
Core	136	130	6	136	—	272	265	7
Currency and commodities	25	32	(7)	30	(5)	55	66	(11)

Sub-total	1,872	1,686	186	1,846	26	3,718	3,401	317
Non-ETF Index:
Equity	161	156	5	140	21	301	279	22
Fixed income	61	60	1	57	4	118	110	8

Sub-total Non-ETF Index	222	216	6	197	25	419	389	30

Long-term	2,094	1,902	192	2,043	51	4,137	3,790	347
Cash management	83	88	(5)	86	(3)	169	177	(8)

Total base fees	2,177	1,990	187	2,129	48	4,306	3,967	339

Investment advisory performance fees:
Equity	17	3	14	17	—	34	22	12
Fixed income	9	10	(1)	1	8	10	16	(6)
Multi-asset	3	1	2	7	(4)	10	4	6
Alternatives	60	27	33	83	(23)	143	79	64

Total	89	41	48	108	(19)	197	121	76

BlackRock Solutions and advisory	138	131	7	126	12	264	254	10
Distribution fees	18	20	(2)	17	1	35	39	(4)
Other revenue	60	47	13	69	(9)	129	97	32

Total revenue	$2,482	$2,229	$253	$2,449	$33	$4,931	$4,478	$453

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Summary of Non-operating Income (Expense)

(Dollar amounts in millions), (unaudited)

	Three Months Ended June 30,		$ Change	Three Months Ended March 31, 2013	$ Change	Six Months Ended June 30,		$ Change
	2013	2012				2013	2012
Non-operating income (expense), GAAP basis	$69	($40)	$109	$41	$28	$110	($17)	$127
Less: Net income (loss) attributable to NCI	(23)	6	(29)	34	(57)	11	9	2

Non-operating income (expense)(1)	$92	($46)	$138	$7	$85	$99	($26)	$125

	Estimated economic investments at June 30, 2013(2)	Three Months Ended June 30,		$ Change	Three Months Ended March 31, 2013	$ Change	Six Months Ended June 30,		$ Change
		2013	2012				2013	2012
Net gain (loss) on investments(1)
Private equity	20-25%	$4	($4)	$8	$19	($15)	$23	$17	$6
Real estate	5-10%	7	3	4	3	4	10	4	6
Distressed credit/mortgage funds	15-20%	4	—	4	19	(15)	23	28	(5)
Hedge funds/funds of hedge funds	10-15%	5	4	1	3	2	8	10	(2)
Other investments(3)	35-40%	2	(2)	4	7	(5)	9	(3)	12

Sub-total		22	1	21	51	(29)	73	56	17
Gain related to PennyMac IPO		39	—	39	—	39	39	—	39
Gain related to the Charitable Contribution		80	—	80	—	80	80	—	80
Investments related to deferred compensation plans		—	(3)	3	4	(4)	4	2	2

Total net gain (loss) on investments(1)		141	(2)	143	55	86	196	58	138
Interest and dividend income		4	8	(4)	6	(2)	10	17	(7)
Interest expense		(53)	(52)	(1)	(54)	1	(107)	(101)	(6)

Net interest expense		(49)	(44)	(5)	(48)	(1)	(97)	(84)	(13)

Total non-operating income (expense)(1)		92	(46)	138	7	85	99	(26)	125

Gain related to the Charitable Contribution		(80)	—	(80)	—	(80)	(80)	—	(80)
Compensation expense related to (appreciation) depreciation on deferred compensation plans		—	3	(3)	(4)	4	(4)	(2)	(2)

Non-operating income (expense), as adjusted(1)		$12	($43)	$55	$3	$9	$15	($28)	$43

(1)	Net of net income (loss) attributable to NCI.
(2)

Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio as of June 30, 2013. Economic investment amounts at March 31, 2013 for private equity, real estate, distressed credit/mortgage funds, hedge funds/funds of hedge funds and other investments were $306 million, $120 million, $202 million, $164 million and $410 million, respectively. See the 2013 first quarter Form 10-Q for more information.

(3)	Amounts include net gains (losses) related to equity, fixed income and commodity investments, and BlackRock’s seed capital hedging program.

Economic Tangible Assets

(Dollar amounts in billions), (unaudited)

The Company presents economic tangible assets as additional information to enable investors to eliminate gross presentation of certain assets that have equal and offsetting liabilities or non-controlling interests that ultimately do not have an impact on stockholders’ equity (excluding appropriated retained earnings related to consolidated collateralized loan obligations) or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

	June 30, 2013 (Est.)	December 31, 2012

Total balance sheet assets	$193	$200

Separate account assets and separate account collateral held under securities lending agreements	(152)	(158)
Consolidated VIEs/sponsored investment funds	(3)	(2)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$8	$10

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Computations for all periods are derived from the Company’s condensed consolidated statements of income as follows:

(a) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items management deems non-recurring, or transactions that ultimately will not impact BlackRock’s book value, as indicated in the table below. Operating income used for operating margin measurement equals operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Operating margin, as adjusted, equals operating income used for operating margin measurement, divided by revenue (net of distribution and servicing costs and amortization of deferred sales commissions) used for operating margin measurement, as indicated in the table below.

Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

Operating income, as adjusted and operating margin, as adjusted

	Three Months Ended			Six Months Ended June 30,
	June 30,		March 31, 2013
(Dollar amounts in millions)	2013	2012		2013	2012
Operating income, GAAP basis	$849	$829	$909	$1,758	$1,644
Non-GAAP expense adjustments:
Charitable Contribution	124	—	—	124	—
PNC LTIP funding obligation	9	6	8	17	11
Compensation expense related to appreciation (depreciation) on deferred compensation plans	—	(3)	4	4	2

Operating income, as adjusted	982	832	921	1,903	1,657
Closed-end fund launch costs	—	—	16	16	—
Closed-end fund launch commissions	—	—	2	2	—

Operating income used for operating margin measurement	$982	$832	$939	$1,921	$1,657

Revenue, GAAP basis	$2,482	$2,229	$2,449	$4,931	$4,478
Non-GAAP adjustments:
Distribution and servicing costs	(90)	(93)	(91)	(181)	(188)
Amortization of deferred sales commissions	(12)	(14)	(12)	(24)	(30)

Revenue used for operating margin measurement	$2,380	$2,122	$2,346	$4,726	$4,260

Operating margin, GAAP basis	34.2%	37.2%	37.1%	35.7%	36.7%

Operating margin, as adjusted	41.3%	39.2%	40.0%	40.6%	38.9%

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

(continued)

(a) (continued)

•

Operating income, as adjusted: Operating income, as adjusted reflects the non-GAAP expense adjustments discussed below. The $124 million expense related to the Charitable Contribution has been excluded from operating income, as adjusted due to its non-recurring nature and because the non-cash, non-operating pre-tax gain of $80 million related to the contributed PennyMac investment is reported in non-operating income (expense). The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded or to be funded through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in non-operating income (expense).

Management believes operating income exclusive of these items is a useful measure in evaluating BlackRock’s operating performance and helps enhance the comparability of this information for the reporting periods presented.

•

Operating margin, as adjusted: Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and commissions. Management believes the exclusion of such costs and commissions is useful because these costs can fluctuate considerably and revenues associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Operating margin, as adjusted, allows BlackRock to compare performance from period-to-period by adjusting for items that may not recur, recur infrequently or may have an economic offset in non-operating income (expense). Examples of such adjustments include commissions paid to certain employees as compensation and fluctuations in compensation expense based on mark-to-market movements in investments held to fund certain compensation plans. BlackRock also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance with other companies. Management uses both GAAP and non-GAAP financial measures in evaluating the financial performance of BlackRock. The non-GAAP measure by itself may pose limitations because it does not include all of BlackRock’s revenues and expenses.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue earned by the Company. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenues.

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

(continued)

(b) Non-operating income (expense), less net income (loss) attributable to non-controlling interests, as adjusted: Non-operating income (expense), less net income (loss) attributable to non-controlling interests (“NCI”), as adjusted, is presented below. The compensation expense offset is recorded in operating income. This compensation expense has been included in non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in non-operating income (expense), GAAP basis.

Management believes non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, provides comparability of this information among reporting periods and is an effective measure for reviewing BlackRock’s non-operating contribution to its results. As compensation expense associated with (appreciation) depreciation on investments related to certain deferred compensation plans, which is included in operating income, substantially offsets the gain (loss) on the investments set aside for these plans, management believes non-operating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s non-operating results that impact book value. The non-cash, non-operating pre-tax gain of $80 million related to the contributed PennyMac investment has been excluded from non-operating income (expense), less net income (loss) attributable to NCI, as adjusted due to its non-recurring nature and because the more than offsetting associated Charitable Contribution expense of $124 million is reported in operating income.

Non-operating income (expense), less net income (loss) attributable to NCI, as adjusted

	Three Months Ended			Six Months Ended June 30,
	June 30,		March 31, 2013
	2013	2012		2013	2012
(Dollar amounts in millions)
Non-operating income (expense), GAAP basis	$69	($40)	$41	$110	($17)
Less: Net income (loss) attributable to NCI	(23)	6	34	11	9

Non-operating income (expense), net of NCI	92	(46)	7	99	(26)
Gain related to the Charitable Contribution	(80)	—	—	(80)	—
Compensation expense related to (appreciation) depreciation on deferred compensation plans	—	3	(4)	(4)	(2)

Non-operating income (expense), less net income (loss) attributable to NCI, as adjusted	$12	($43)	$3	$15	($28)

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

(continued)

(c) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant non-recurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See note (a) Operating income, as adjusted, and operating margin, as adjusted, for information on the Charitable Contribution and the PNC LTIP funding obligation.

The three and six months ended June 30, 2013 included a tax benefit of approximately $57 million recognized in connection with the Charitable Contribution. The tax benefit has been excluded from net income attributable to BlackRock, Inc., as adjusted due to the non-recurring nature of the Charitable Contribution.

Net income attributable to BlackRock, Inc., as adjusted

	Three Months Ended			Six Months Ended June 30,
(Dollar amounts in millions, except per share data)	June 30,		March 31, 2013
	2013	2012		2013	2012
Net income attributable to BlackRock, Inc., GAAP basis	$729	$554	$632	$1,361	$1,126
Non-GAAP adjustments, net of tax:(d)
Amount related to the Charitable Contribution	(13)	—	—	(13)	—
PNC LTIP funding obligation	6	4	5	11	7

Net income attributable to BlackRock, Inc., as adjusted	$722	$558	$637	$1,359	$1,133

Allocation of net income, as adjusted, to common shares(e)	$722	$557	$637	$1,359	$1,131

Diluted weighted-average common shares outstanding(f)	173,873,583	179,590,702	174,561,132	174,268,870	180,753,515

Diluted earnings per common share, GAAP basis(f)	$4.19	$3.08	$3.62	$7.81	$6.22

Diluted earnings per common share, as adjusted(f)	$4.15	$3.10	$3.65	$7.80	$6.26

(d) For the quarters ended June 30, 2013 and 2012 and March 31, 2013, the PNC LTIP funding obligation non-GAAP adjustment was tax effected at 30.2%, 30.4% and 31.0%, respectively, reflecting a blended rate applicable to the adjustment. For the six months ended June 30, 2013 and 2012, the PNC LTIP funding obligation non-GAAP adjustments were tax effected at 31.0%. The three and six months ended June 30, 2013 also included a tax benefit of approximately $57 million related to the Charitable Contribution.

(e) For the three and six months ended June 30, 2012, amounts exclude net income attributable to participating securities (see below).

(f) Non-voting participating preferred shares are considered to be common stock equivalents for purposes of determining basic and diluted earnings per share calculations.

Prior to the first quarter 2013, certain unvested restricted stock units were not included in diluted weighted-average common shares outstanding as they were deemed participating securities in accordance with required provisions of Accounting Standards Codification (“ASC”) 260-10, Earnings per Share. Average outstanding participating securities were 0.2 million for the quarter and six months ended June 30, 2012.

Forward-looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this press release the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or The PNC Financial Services Group, Inc. (“PNC”); (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this press release.

Performance Notes

Past performance is not indicative of future results. The performance information shown is based on preliminarily available data. The performance information for actively managed accounts shown reflects U.S. open-end and closed-end mutual funds and similar EMEA-based products with respect to peer median comparisons, and actively managed institutional and high net worth separate accounts and funds located globally with respect to benchmark comparisons, as determined using objectively based internal parameters, using the most current verified information available as of June 30, 2013 (May 31, 2013 for high net worth accounts).

Accounts terminated prior to June 30, 2013 are not included. In addition, accounts that have not been verified as of July 12, 2013 have not been included. If such terminated and other accounts had been included, the performance information may have substantially differed from that shown. The performance information does not include funds or accounts that are not measured against a benchmark, any benchmark-based alternatives product, private equity products, CDOs, or accounts managed by BlackRock’s Financial Markets Advisory Group. Comparisons are based on gross-of-fee performance for U.S. retail, institutional and high net worth separate accounts and EMEA institutional separate accounts and net-of-fee performance for EMEA based retail products. The performance tracking information for institutional index accounts is based on gross-of-fee performance as of June 30, 2013, and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund, as of June 30, 2013.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds. Fund performance reflects the reinvestment of dividends and distributions, but does not reflect sales charges.